                                                                      EXHIBIT 11


                            VLSI  TECHNOLOGY,  INC.

                     CALCULATION  OF  EARNINGS  PER  SHARE
                      (In thousands except per share data)

                                                     Fiscal Year Ended
                                           ------------------------------------

                                           12/30/94      12/25/93      12/26/92
                                           --------      --------      --------
Primary Earnings per Share

Net income (loss)                          $ 31,697      $ 15,883      $(32,215)
                                           ========      ========      ========

Average number of common and
  common equivalent shares:
    Average common shares outstanding        35,916        33,850        28,865
    Dilutive options                          1,530         1,427             -
                                           --------      --------      --------
Average number of common and
  common equivalent shares                   37,446        35,276        28,865
                                           ========      ========      ========

Earnings (loss) per common and
  common equivalent share                  $    .85      $    .45      $  (1.12)
                                           ========      ========      ========
Fully Diluted Earnings per Share

Net income (loss)                          $ 31,697      $ 15,883      $(32,215)
Add interest expense on convertible
  subordinated debentures issued
  May 1987, net of tax effects                3,058         3,140         4,024
                                           --------      --------      --------

Adjusted net income (loss)                 $ 34,755      $ 19,023      $(28,192)
                                           ========      ========      ========

Average number of common and
  common equivalent shares on a fully
  diluted basis:
    Average common shares
      outstanding                            35,916        33,850        28,865
    Dilutive options                          1,636         1,810           952
    Conversion of convertible
      debentures                              2,614         2,614         2,614
                                           --------      --------      --------
Average number of common and
  common equivalent shares
  on a fully diluted basis                   40,166        38,274        32,431
                                           ========      ========      ========

Fully diluted earnings (loss) per common
  and common equivalent share              $    .87      $    .50      $  ( .87)
                                           ========      ========      ========